UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2005

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 6, 2005, the Board of Directors (the "Board") of The Williams Companies, Inc. ("Williams") increased the size of the Board to eleven and elected Irl Engelhardt to the Williams Board of Directors as a Class II director, to serve until the next Annual Meeting of Stockholders. The Board also appointed Mr. Engelhardt to serve on the Audit Committee and the Nominating and Governance Committee. Mr. Engelhardt was identified by one of Williams' outside advisors.

Mr. Engelhardt is the chairman and chief executive officer of Peabody Energy.

There are no arrangements or understandings between Mr. Engelhardt and any other person pursuant to which he was selected as a director of Williams.

Mr. Engelhardt has no prior relationships or other transactions with Williams or its management.

A copy of the press release publicly announcing Mr. Engelhardt's election is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) None
(b) None
(c) Exhibits:

Exhibit 99.1 Copy of press release dated July 6, 2005, publicly reporting the election of Irl Engelhardt to the Williams Board as discussed herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

July 8, 2005	By:	Brian K. Shore

Name: Brian K. Shore
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Copy of July 6, 2005 Press release - Irl Engelhardt Election